UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 18, 2015

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2015, TETRA Technologies, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) by and among the Company, Wells Fargo Energy Capital, Inc., in its capacity as noteholder representative for the noteholders (the “Noteholder Representative”), and Wells Fargo Energy Capital, Inc., in its capacity as the sole initial purchaser. The Note Purchase Agreement relates to the Company’s issuance and sale of $50.0 million aggregate principal amount of its Senior Secured Notes due April 1, 2017 (the “Senior Secured Notes”). A copy of the Note Purchase Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference. For a description of the material terms of the Note Purchase Agreement, see the information set forth below in Item 2.03, which is incorporated by reference into this Item 1.01. Affiliates of Wells Fargo Energy Capital, Inc. have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Company and its affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 18, 2015, the Company entered into the Note Purchase Agreement, pursuant to which it agreed to issue and sell $50.0 million aggregate principal amount of Senior Secured Notes in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to issue the Senior Secured Notes on April 30, 2015 and will use the net proceeds from the sale of the Senior Secured Notes, along with other available funds, to repay in full all amounts owed in respect of the Company’s Senior Series 2008-B Unsecured Notes due April 30, 2015 and to pay fees and expenses related to the transactions contemplated by the Note Purchase Agreement.

The Senior Secured Notes will mature on April 1, 2017. The principal portion of each of the Senior Secured Notes will consist entirely of tranches that bear interest at LIBOR plus an applicable margin (“LIBOR Tranches”) and tranches that bear interest at the Base Rate plus an applicable margin (“Base Rate Tranches”), as the Company may request in accordance with the Note Purchase Agreement, and each in an integral multiple of $5.0 million and not less than $5.0 million. Under the Note Purchase Agreement, LIBOR means a per annum rate (rounded to the nearest 0.01%) equal to the quotient obtained by dividing (a) the rate at which Wells Fargo Bank, National Association (“Wells Fargo Bank”) is offered deposits by major banks in dollars in the aggregate amount of the relevant LIBOR Tranche and for a period comparable to the applicable interest period in the London interbank market at approximately 11:00 a.m. (London time), two business days prior to the beginning of the relevant interest period, by (b) a percentage equal to 100% minus the average maximum rate of all reserve requirements relating to the LIBOR Tranches under regulations issued by the Board of Governors of the Federal Reserve System or any other governmental authority during such interest period (including any margin, emergency, supplemental, special or other reserves required by applicable law) applicable to Wells Fargo Bank. LIBOR may not be less than 1.00% from and after January 1, 2016. The Noteholder Representative will determine and calculate LIBOR and its components. The applicable margin with respect to LIBOR Tranches will be 3.75% until December 31, 2015, 4.25% from January 1, 2016 to June 30, 2016, 4.75% from July 1, 2016 to December 31, 2016 and 5.25% from January 1, 2017 until maturity. Interest on LIBOR Tranches will be paid in arrears on interest periods of one, two, three or six months, as the Company may have so elected. There may not be more than a total of three LIBOR Tranches outstanding at any time.

Under the Note Purchase Agreement, the Base Rate means the per annum rate equal to the greatest of (a) the prime rate in effect on such day (as publicly announced by Wells Fargo Bank), (b) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (as published by the Federal Reserve Bank of New York on the business day next succeeding such day) (the “Federal Funds Effective Rate”); provided that if such day is not a business day, then the Federal Funds Effective Rate shall be the rate on such transactions on the next preceding business day as so published on the next succeeding business day, and if no such rate is published on such next succeeding business day, the Federal Funds Effective Rate shall be the average rate (rounded upward to a whole multiple of 1/100 of 1%) charged to Wells Fargo Bank on such day on such transactions as determined by the Noteholder Representative), plus 0.5% and (c) LIBOR for a one month interest period on such day (or, if such day is not a business day, the immediately preceding business day) plus 1%. Any change in the Base Rate due to a change in the prime rate, the Federal Funds Effective Rate or LIBOR will be effective from and including the effective date of such change. The applicable margin with respect to Base Rate Tranches will be 2.75% until December 31, 2015, 3.25% from January 1, 2016 to June 30, 2016, 3.75% from July 1, 2016 to December 31, 2016 and 4.25% from January 1, 2017 until maturity. Interest on Base Rate Tranches will be paid in arrears quarterly.

Notwithstanding the foregoing, while certain events of default exist, the Company shall pay interest (after, as well as before, entry of judgment thereon, to the extent permitted by law) on the principal amount of all outstanding Senior Secured Notes at a rate of interest that is 2% per annum above the rate then applicable to Base Rate Tranches. The interest rate with respect to any Senior Secured Note may not exceed the maximum nonusurious interest rate under applicable federal and New York law. If the Company prepays any principal of any LIBOR Tranche other than on the last day of an applicable interest period, converts any LIBOR Tranche into a Base Rate Tranche other than on the last day of an applicable interest period (other than pursuant to the terms of the Note Purchase Agreement), or fails to issue, convert, continue or prepay any LIBOR Tranche on the date specified in any notice, then the Company will be required to compensate each noteholder for the loss, cost and expense attributable to such event. The Company shall also pay the Noteholder Representative, for the ratable account of the noteholders, upfront fees in an aggregate amount equal to 1% of the outstanding principal amount of the Senior Secured Notes on each of January 1, 2016 and January 1, 2017. The Company shall also pay Wells Fargo Energy Capital, Inc. commitment fees in an aggregate amount equal to 1% per annum on the aggregate commitment of $50.0 million, which will accrue during the period from March 18, 2015 to the earlier to occur of the date of the closing of the transactions contemplated by the Note Purchase Agreement and April 30, 2015.

The Company may prepay at any time all, or from time to time any part, of the Senior Secured Notes (in an amount not less than $1.0 million in the aggregate in the case of a partial prepayment), at (a) 101% of the principal amount so prepaid, if prepaid on or prior to July 1, 2015, or (b) 100% of the principal amount so prepaid, if prepaid after July 1, 2015, in either case upon due notice to each noteholder as set forth in the Note Purchase Agreement.

Upon a Change of Control, the Company will be required to offer to prepay all the Senior Secured Notes at (a) 101% of the outstanding principal amount of the Senior Secured Notes, if prepaid on or prior to July 1, 2015 or (b) 100% of the outstanding principal amount of the Senior Secured Notes, if prepaid after July 1, 2015, in each case together with accrued and unpaid interest on the prepaid amount to the date of prepayment. A Change of Control shall be deemed to occur if any person or group becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of the then outstanding class of capital stock having general voting power in the election of directors, provided that a change of control shall not be deemed to have occurred if either (i) (x) the Company or (y) the acquiring person or group (in the event that the Company is no longer in existence or the acquiring person or group has acquired all or substantially all of the assets of the Company) shall have an Investment Grade Rating (as defined in the Note Purchase Agreement) immediately following such beneficial ownership change or acquisition, or (ii) the Company effects a holding company reorganization.

The Company will also be required to offer to prepay all or a portion of the Senior Secured Notes in the event that the Company or certain of its subsidiaries sell, lease, transfer or otherwise dispose of any common units representing limited partner interests in CSI Compressco LP, a Delaware limited partnership (“Compressco”). In the event of any such disposition, the Company must offer to prepay an aggregate principal amount of the Senior Secured Notes equal to the lesser of (a) the aggregate principal amount of all then outstanding Senior Secured Notes and (b) the net proceeds to be received by the Company or its subsidiary in connection with the disposition. The Company will prepay a percentage of the principal amount of the Senior Secured Notes held by each noteholder accepting such an offer to prepay equal to the lesser of (i) the aggregate principal amount of the Senior Secured Notes held by such noteholder and (ii) each such noteholder’s proportionate share of the net proceeds of the sale as determined in accordance with the Note Purchase Agreement. Prepayment of the principal amount of Senior Secured Notes pursuant to any such disposition will be at (A) 101% of the principal amount so prepaid, if prepaid on or prior to July 1, 2015 and (B) 100% of the principal amount so prepaid, if prepaid after July 1, 2015, in each case together with accrued but unpaid interest on such prepaid principal amount to the date of prepayment.

The Senior Secured Notes will be secured by certain collateral as set forth in a Pledge and Security Agreement (the “Pledge and Security Agreement”) to be entered into by and among the grantors named in the Pledge and Security Agreement and the Noteholder Representative. The Senior Secured Notes will also be guaranteed by certain of the Company’s material wholly owned U.S. subsidiaries pursuant to a Subsidiary Guaranty. The Note Purchase Agreement contains customary covenants that will limit the ability of the Company and certain of its restricted subsidiaries to, among other things: incur or guarantee additional indebtedness; incur or create liens; merge or consolidate or sell substantially all of its assets; engage in a different business; or enter into certain transactions with affiliates. Subject to certain limited exceptions, aggregate asset sales by the Company and its restricted subsidiaries during any fiscal year are restricted to the greater of $50.0 million or 15% of the Company’s Consolidated Total Assets (as defined in the Note Purchase Agreement) as of the end of the immediately preceding fiscal year. The Company is also required to maintain certain consolidated financial ratios.

The Note Purchase Agreement contains customary default provisions, as well as the following cross-default provision: an event of default will occur if the Company or any restricted subsidiary (i) fails to make any payment when due beyond any applicable grace period under any indebtedness of at least $20.0 million, (ii) defaults in the performance of or compliance with any term of any indebtedness in an aggregate outstanding principal amount of at least $20.0 million or of any mortgage, indenture or other agreement relating to such indebtedness or any other condition exists, and as a result of such default or condition such indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) other than in connection with any holder’s right to convert indebtedness into equity interests, (x) the Company or any restricted subsidiary of the Company becomes obligated to purchase or repay indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20.0 million, or (y) one or more persons have the right to require the Company or any subsidiary of the Company to purchase or repay such indebtedness. Upon the occurrence and during the continuation of an event of default under the Note Purchase Agreement, the Senior Secured Notes then outstanding may become immediately due and payable, either automatically or by declaration of holders of more than 50% in principal amount of the Senior Secured Notes at the time outstanding.

The obligation of Wells Fargo Energy Capital, Inc. to purchase and pay for the Senior Secured Notes to be sold at the closing of the transactions contemplated under the Note Purchase Agreement is subject to customary closing conditions, including the execution of the Subsidiary Guarantee, the Senior Secured Notes issued under the Note Purchase Agreement, the Pledge and Security Agreement, a Registration Rights Agreement to be entered into by and among the Company, the Noteholder Representative, and Compressco, and other collateral documents as set forth in the Note Purchase Agreement.

The description set forth above is qualified in its entirety by the Note Purchase Agreement filed herewith as Exhibit 4.1.

When issued, the Senior Secured Notes will not have been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1
Note Purchase Agreement, dated March 18, 2015, by and among TETRA Technologies, Inc., Wells Fargo Energy Capital, Inc., as Noteholder Representative, and Wells Fargo Energy Capital, Inc. as the sole Initial Purchaser listed on Schedule A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President & General Counsel
Date: March 24, 2015

EXHIBIT INDEX

Exhibit Number	Description
4.1
Note Purchase Agreement, dated March 18, 2015, by and among TETRA Technologies, Inc., Wells Fargo Energy Capital, Inc., as Noteholder Representative, and Wells Fargo Energy Capital, Inc. as the sole Initial Purchaser listed on Schedule A thereto.